FORMS 3, 4 AND 5
POWER OF ATTORNEY

DATED FEBRUARY 17, 2015

      WHEREAS, Karen Seaberg, an individual serving as a director of MGP Ingredients, Inc. (the "Company"), files with the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reports required in connection with the purchase or sale of stock and derivative securities of the Company, including but not limited to reports on initial ownership or changes of beneficial ownership of the common stock and preferred stock of the Company on Forms 3, Forms 4 or Forms 5, and any amendments thereto as may be required by the Commission pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder, along with any and all other documents relating thereto or in connection therewith, including the Uniform Applications For Access Codes
To File On Edgar, which filings will be in connection with the changes, from time to time, in the beneficial ownership by the undersigned in shares of the Company's stock and derivative securities;

      NOW THEREWITH, the undersigned, in her individual capacity, hereby constitutes and appoints each of Lori Norlen, Don Tracy and Dave Rindom, so long as they are officers of the Company, signing singly, as my true and lawful attorneys-in-fact and agents (each hereinafter referred to as my "Attorney"), with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any or all Uniform Applications For Access Codes To File On Edgar, Forms 3, Forms 4 and Forms 5, any and all amendments thereto, and any and all other documents related thereto or in connection therewith, reporting on my beneficial ownership of the stock and derivative securities of the Company and to file the same, with all exhibits thereto, with the Commission granting unto each said Attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each said Attorney or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this February 17, 2015.

Karen Seaberg

      ANY PERSON RELYING ON THIS POWER OF ATTORNEY MAY RELY
ON A PHOTOCOPY AS IF IT WERE AN ORIGINAL.